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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement of The Hertz Corporation on Form S-8 of our report dated January 22, 1998, on our audits of the consolidated financial statements and financial statement schedule of The Hertz Corporation as of December 31, 1997 and 1996, and for each of the three years ended December 31, 1997, which report is included in the 1997 Annual Report on Form 10-K.

                                                      PricewaterhouseCoopers LLP

Parsippany, New Jersey
July 30, 1998